                                   [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 15th day of January, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:  Brian McLean
                              Title: Director, Securitizations

NEWCOURT RECEIVABLES ASSET TRUST 1997-1


   Beginning of Period:                             12/01/98
   End of Period:                                   12/31/98
   Payment Date:                                    01/21/99
   Date of Report:                                  01/15/99

WATERFALL DISTRIBUTIONS


                                                   Collections
                                                     Account
-------------------------------------------------------------------------------
Cash Collections                                   15,656,004.46
Interest Earned on Collections Account                 56,664.37
Interest Earned on Reserve Account                     28,168.33
Recoveries on Defaulted Contracts                     578,758.60
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------


Available Amount                                   16,319,595.76

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   158,497.00

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                     37,444.42

  (E) A-3 Interest                                    544,868.30

  (F) A-4 Interest                                    862,921.79

  (G) B Interest                                       71,039.05

  (H) C Interest                                       45,453.13

  (I) D Interest                                      122,281.25

  (J) A-1 Principal Payment Amount                          0.00

  (K) A-2 Principal Payment Amount                  7,439,289.55

  (L) A-3 Principal Payment Amount                  6,994,416.92

  (M) A-4 Principal Payment Amount                          0.00

  (N) B Principal Payment Amount                            0.00

  (O) C Principal Payment Amount                       43,384.35

  (P) D Principal Payment Amount                            0.00

  (Q) Reserve Fund Deposit                                  0.00

  (R) Excess to Certificateholders                          0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 2

SERVICING & INTEREST CALCULATIONS




SERVICING FEE DUE                                   A-4 INTEREST
(a) ADCB                           316,994,003.95  (a) A-4 Rate                               6.193%
(b) Servicing Fee Rate                     0.600%  (b) 30                                         30
(c) 30                                         30  (c) 360                                       360
(d) 360                                       360  (d) Beginning A-4 Balance          167,205,901.00
(e) Current Servicing Due              158,497.00  (e) Current Interest Due (a*d*b/c)     862,921.79

(f) Prior Month's Arrearage                  0.00  (f) Prior Month's Arrearage                  0.00

(g) Total Servicing Due                158,497.00  (g) Total Interest Due                 862,921.79


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.815%   (a) B Rate                                6.320%
(b) Days in Period                             31   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            13,488,426.47
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     71,039.05

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                       0.00   (g) Total Interest Due                 71,039.05

A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               6.040%   (a) C Rate                                6.560%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance            7,439,289.55   (d) Beginning C Balance             8,314,597.07
(e) Current Interest Due (a*d*b/c)      37,444.42   (e) Current Interest Due (a*d*b/c)     45,453.13

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                  37,444.42   (g) Total Interest Due                 45,453.13


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               6.110%   (a) D Rate                                9.210%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          107,011,777.00   (d) Beginning D Balance            15,932,410.95
(e) Current Interest Due (a*d*b/c)     544,868.30   (e) Current Interest Due (a*d*b/c)    122,281.25

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                 544,868.30   (g) Total Interest Due                122,281.25


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT
(a) Prior Month's Balance                            0.00
(b) Amount Due                                       0.00
(c) Amount Paid                                      0.00

(d) Current Month's Ending Balance                   0.00


CLASS A-2 PRINCIPAL AMOUNT                                 CLASS B PRINCIPAL AMOUNT

(a) Prior Month's Balance                    7,439,289.55  (a) Prior Month's Balance                   13,488,426.47

(b) Beginning Principal All Class A Notes  281,656,967.55  (b) Beginning Principal All Class B Notes   13,488,426.47
(c) Class A Percentage                          88.85246%  (c) Class B Percentage                           4.59016%
(d) ADCB                                   300,749,426.57  (d) ADCB                                   300,749,426.57
(e) Amount Due                               7,439,289.55  (e) Amount Due                                       0.00
(f) Amount Paid                              7,439,289.55  (f) Amount Paid                                      0.00

(g) Current Month's Ending Balance                   0.00  (g) Current Month's Ending Balance          13,488,426.47


CLASS A-3 PRINCIPAL AMOUNT                                 CLASS C PRINCIPAL AMOUNT

(a) Prior Month's Balance                  107,011,777.00  (a) Prior Month's Balance                    8,314,597.07

(b) Beginning Principal All Class A Notes  281,656,967.55  (b) Beginning Principal All Class C Notes    8,314,597.07
(c) Class A Percentage                          88.85246%  (c) Class C Percentage                           2.62295%
(d) ADCB                                   300,749,426.57  (d) ADCB                                   300,749,426.57
(e) Amount Due                               6,994,416.92  (e) Amount Due                                 426,087.28
(f) Amount Paid                              6,994,416.92  (f) Amount Paid                                 43,384.35

(g) Current Month's Ending Balance         100,017,360.08  (g) Current Month's Ending Balance           8,271,212.72


CLASS A-4 PRINCIPAL AMOUNT                                 CLASS D PRINCIPAL AMOUNT

(a) Prior Month's Balance                  167,205,901.00  (a) Prior Month's Balance                   15,932,410.95

(b) Beginning Principal All Class A Notes  281,656,967.55  (b) Beginning Principal All Class D Notes   15,932,410.95
(c) Class A Percentage                          88.85246%  (c) Class D Percentage                           3.93443%
(d) ADCB                                   300,749,426.57  (d) ADCB                                   300,749,426.57
(e) Amount Due                                       0.00  (e) Amount Due                               4,099,647.01
(f) Amount Paid                                      0.00  (f) Amount Paid                                      0.00

(g) Current Month's Ending Balance         157,205,901.00  (g) Current Month's Ending Balance          15,932,410.95

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 4

RESTRICTING EVENT CALCULATIONS


RESTRICTING EVENTS


a)                                   Over 60 Days
                                       Past Due                       ADCB
    Two Months Prior                 3,849,533.82               331,839,693.51
    Prior Month                      5,204,290.61               316,994,003.95
    Current Period                   7,293,046.88               300,749,426.57

                  Total             16,346,871.31

                  Delinquency Ratio                                       1.72%

                  Trigger Level                                           3.00%

                  RESTRICTING EVENT? (YES/NO)                              NO



b)                                   Defaulted
                                     Contracts         Recoveries         ADCB
     Five Months Prior              1,292,610.94       690,985.77   380,115,023.33
     Four Months Prior                919,620.92       485,081.00   363,454,858.68
     Three Months Prior               953,080.46       615,812.65   349,105,042.81
     Two Months Prior               1,011,167.53       652,619.61   331,839,693.51
     Prior Month                      806,778.07       805,301.36   316,994,003.95
     Current Period                   751,836.37       578,758.60   300,749,426.57

               Total                5,735,094.29     3,828,558.99

               2 times Defaults-Recoveries / Average ADCB                  1.12%

               Trigger Level                                               3.00%

               RESTRICTING EVENT? (YES/NO)                                  NO



c)   A Notes Outstanding
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Difference between ADCB and Class A Notes         33,526,165.49
          (C) (A+B)                                              41,552,048.49

              Target Subordination                               10,701,177.67

               RESTRICTING EVENT? (YES/NO)                                  NO

    A Notes Retired
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Reserve Fund Amount                                8,025,883.00

               RESTRICTING EVENT? (YES/NO)                                  NO

d)             Has a Servicer Default or Event of
               Default occurred and is continuing?                          NO

               RESTRICTING EVENT? (YES/NO)                                  NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 5

RESERVE FUND CALCULATIONS

RESERVE FUND


   Beginning Balance               8,025,883.00
   Required Balance                8,025,883.00
   Deposit/(Withdrawal)                    0.00
   Ending Balance                  8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                           Page 6

BOND PRINCIPAL FACTORS



A-1                      0.0000000%
A-2                      0.0000000%
A-3                     93.4638812%
A-4                    100.0000000%
B                       72.0263926%
C                       77.2925441%
D                       99.2564366%